UNITED STATES
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Dell Inc.

(Name of Registrant as Specified In Its Charter)

O. Mason Hawkins
Chairman of the Board and C.E.O.
Southeastern Asset Management, Inc.

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On May 14, 2013, Southeastern Asset Management, Inc. distributed biographical information regarding each of Matthew C. Jones, Bernard Lanigan, Jr., Rahul N. Merchant, Peter van Oppen, Howard Silver, and David A. Willmott, the individuals whom Longleaf Partners Fund intends to nominate to the Board of Directors of Dell Inc. (“Dell”) at Dell’s 2013 Annual Meeting of Stockholders or any other meeting at which Directors may be elected (the “Southeastern Nominees”).  The biographical information of the Southeastern Nominees is set forth below.

Name: Matthew C. Jones

Age:  53

Mr. Matt Jones is the President and CEO of EOS Climate, a technology and service company focused on the management and destruction of refrigerants.  Mr. Jones brings 30 years of multi-disciplined management to EOS Climate from the communications, security, networking and storage industries.  Prior to EOS Climate, Jones served as President and Chief Executive Officer of CloudShield Technologies, a company involved in cyber security and service management solutions to service providers and national governments worldwide, which was acquired by Science Applications International Corporation.  Mr. Jones has held executive positions at several other companies, serving as Chief Executive Officer at software company, Allocity, and Chief Operating Officer of Excite@Home.  Mr. Jones also worked for Sprint, where he held numerous executive positions, including Vice President of National Sales for Sprint PCS, Senior Vice President and General Manager for Sprint Canada, and Chief of Staff.  He began his career at AT&T.  Mr. Jones has been an active advisor to businesses and charities.  He holds a B.S. from Miami University and an M.B.A. from the University of Michigan.

Name:  Bernard Lanigan, Jr.

Age:  65

Mr. Bernard (Bernie) Lanigan, Jr. founded and has served since 1974 as Chairman and Chief Executive Officer of Lanigan & Associates, P.C., Certified Public Accountants and consultants and co-founded and has served since 1991 as Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., a registered investment advisor and wealth management company.  He also holds an executive position at Conifer Advisors, LLC, a manager of various investment partnerships which make investments in private equity, and is President and Chief Executive Officer of various commercial real estate operations and timberland holding companies.  Mr. Lanigan is currently a director of Ruby Tuesday, Inc. (since 2001), Texas Industries, Inc. (since 2012), and private corporations, such as Lykes Brothers, Inc.  Mr. Lanigan has more than 35 years of leadership experience through founding, establishment and management of companies that provide investment and wealth management, accounting, tax and financial consulting services.  Mr. Lanigan has been a Certified Public Accountant for 40 years and was one of the first Certified Public Accountants to become a Registered Investment Advisor in 1977.  He has extensive financial expertise based on his experience in accounting, tax, financial markets, capital allocation, valuations and investing.

Name:  Rahul N. Merchant

Age:  56

Mr. Rahul Merchant is currently the Citywide Chief Information and Innovation Officer for the City of New York.  From 2009 to 2012, he was a partner at Exigen Capital, a private equity firm that invests in the financial services, insurance, media, travel, healthcare and communications industries.  From 2006 until 2008, he served as Executive Vice President, Chief Information Officer and Member of the Executive Committee at Fannie Mae, where he led the Technology and Operations groups.  From 2000 until 2006, he served as Senior Vice President and Chief Technology Officer at Merrill Lynch & Co.  Mr. Merchant also has held senior leadership positions at Cooper Neff and Associates, Lehman Brothers, Sanwa Financial Products and Dresdner Bank.  Mr. Merchant currently serves as a director of Fair Isaac Corporation and is a former director of Level 3 Communications, Inc. and Sun Microsystems, Inc.  Mr. Merchant holds an undergraduate degree from Bombay University and master’s degrees from the University of Memphis and Temple University.  Mr. Merchant has over 30 years of experience in finance, management and information technology.

Name:  Peter van Oppen

Age:  58

Mr. Peter van Oppen is a partner at Trilogy Partnership, a private investment firm focused on technology and telecommunications. Trilogy’s portfolio includes minority investments in many private companies, as well as controlling positions in operating companies, including three national cellular carriers.  Prior to joining Trilogy Partnership, Mr. van Oppen served as Chief Executive Officer and Chairman for Advanced Digital Information Corporation, a data storage company, from 1994 through 2006.  Between 1989 and 1994, Mr. van Oppen served as President and Chief Executive Officer of Interpoint, a predecessor to Advanced Digital Information Corporation.  He also served as a consultant to PricewaterhouseCoopers and Bain & Company and worked in medical electronics.  He was an initial investor in companies that became Voicestream and Western Wireless, and served as a director of related entities at various times between 1992 and the sale of Western Wireless in 2005.  Mr. van Oppen is currently a director of Level 3 Communications, Inc. and serves as the Chairman of the Board of Trustees and is the former Chair of the Investment Committee at Whitman College.  He also serves on the boards of directors of several private companies, and is a former director of Isilon Systems, Inc. and a former Advisory Board member and director of the Seattle Branch of the Federal Reserve Bank of San Francisco.  He holds a B.A. in political science from Whitman College and an M.B.A. from Harvard University, where he was a Baker Scholar.  Mr. van Oppen has decades of management and consulting experience, through his experience as a Chief Executive Officer of a data storage company and as a director of other public and private companies.  In addition, Mr. van Oppen has served as and supervised public company chief financial officers and is a member, on inactive status, of the American Institute of Certified Public Accountants.

Name:  Howard Silver

Age:  58

Mr. Silver is the former President and Chief Executive Officer of Equity Inns, Inc., until its sale to Whitehall Global Real Estate Funds in 2007.  He joined Equity Inns, Inc. in 1994 and, in addition to his role as President and Chief Executive Officer, served in various capacities including Executive Vice President of Finance, Secretary, Treasurer, Chief Financial Officer, and Chief Operating Officer.  He has also served as a director of Great Wolf Resorts, Inc., from 2004 until its sale to the Apollo Group in 2012.  He is currently a director at Education Realty Trust and will complete his term as a director at Capital Lease Funding, Inc. in June 2013.  Mr. Silver is a Certified Public Accountant.

Name:  David A. Willmott

Age:  43

David A. Willmott is the President and Chief Operating Officer, as well as a director, of Blount International, Inc.  He has also served as Senior Vice President – Corporate Development & Strategy at Blount.  Prior to joining Blount, Mr. Willmott founded Collins Willmott & Co. LLC, a private equity firm located in New York City, focused on providing growth capital to middle market companies in the industrial, consumer and energy sectors.  He also served as a Principal of Lehman Brothers Merchant Banking, from 2000 to 2008, and Managing Director of Lehman Brothers Inc. from 2007 to 2008 after joining Lehman Brothers Merchant Banking in 1997.  Prior to joining Lehman Brothers, Mr. Willmott was an investment banker with Merrill Lynch & Co. from 1992 to 1995.  Mr. Willmott formerly served as a director of Evergreen Copyright Acquisitions, LLC, Cross Group, Inc., Superior Highwall Holding, Inc., Hunter Fan Company, where he served as a Chairman, and CP Kelco ApS of Chicago, Illinois.  He holds a B.A. from Williams College and an M.B.A. from the Kellogg School of Management at Northwestern University.  Mr. Willmott has significant experience in evaluating, formulating and executing strategic initiatives, engaging in mergers and acquisitions and financial transactions, and serving on boards of directors of companies.  Mr. Willmott has broad knowledge of finance, strategy, marketing, operations and corporate finance.

About Southeastern Management, Inc.

Southeastern Asset Management, Inc. (“SEA”), headquartered in Memphis, Tenn., is an investment management firm with $34 billion in assets under management acting as investment advisor to institutional investors and the four Longleaf Partners Funds: Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners Global Fund and Longleaf Partners International Fund, as well as two Irish domiciled UCITS Funds: Longleaf Partners Global UCITS Fund and Longleaf Partners US UCITS Fund. Southeastern was established in 1975, and the first of the Longleaf Partners Funds was launched in 1987.

Important Legal Information

SEA intends to file other documents with the U.S. Securities and Exchange Commission (the “SEC”) regarding the proposed acquisition of Dell, as contemplated by the Agreement and Plan of Merger, dated as of February 5, 2013, by and among Denali Holding Inc., Denali Intermediate Inc., Denali Acquiror Inc. and Dell. Before making any voting or investment decision, investors and security holders of Dell are urged to read such other documents regarding the proposed acquisition, carefully in their entirety, because they contain important information about the proposed transaction. Investors and security holders of Dell may obtain free copies of other documents filed with, or furnished to, the SEC by SEA at the SEC’s website at www.sec.gov.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.